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                                                                     EXHIBIT 10

                         SECOND AMENDMENT TO AGREEMENT

   THIS SECOND AMENDMENT TO AGREEMENT (the "Second Amendment") is made effective as of December 1, 1996, by and between Lube & Wax Ventures, L.L.C. ("L&W"), a Delaware limited liability company and Astor Corporation ("Astor"), a Delaware corporation.

   WHEREAS, L&W and Astor are parties to that certain Agreement (the "Agreement"), dated as of October 1, 1996, as amended by the First Amendment to Agreement dated October 24, 1996; and

   WHEREAS, L&W and Astor desire to amend the Agreement as set forth herein.

   NOW, THEREFORE, for and in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to legally bind themselves and their respective successors and permitted assigns, L&W and Astor do hereby amend the Agreement as follows:

   1. Sections 4.1(d) and 4.1(e) of the Agreement shall be amended to change the Daily Average Volume Per Month for these two subsections from two separate amounts of 200 barrels for VTB delivered East of the Mississippi River and 400 barrels for VTB delivered West of the Mississippi River to a combined total of 600 barrels of VTB regardless of delivery location.

   2. The establishment of negotiated prices for Product lifted pursuant to the last sentence of Section 4.1(c) for the Products specifically described herein for the period from December 1, 1996 through September 31, 1997 shall be as follows:

       (a) For each month in which Astor lifts an average daily volume in excess of 660 barrels of VTB, VTB delivered to Astor's customers West of the Mississippi River in excess of 440 barrels per day shall be priced at Base Koch plus $7.00 per barrel; minus, if Base Koch is in excess of Koch for the month of delivery, 50% of the amount of such excess; or, if Koch for the month of delivery is in excess of Base Koch, plus 50% of the amount of such excess.

       (b) For each month in which Astor lifts an average daily volume in excess of 660 barrels of VTB, VTB delivered to Astor's plant and customers at Conros, Alabama and Canada shall be priced at Base Koch plus $6.00 per barrel; minus, if Base Koch is in excess of Koch for the month of delivery, 50% of the amount of such excess; or, if Koch for the month of delivery is in excess of Base Koch, plus 50% of the amount of such excess.

       (c)  Base Koch shall equal $23.3470 per barrel.

   3. Capitalized terms not otherwise defined herein shall have the meanings given them in the Agreement.
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   4.  Except as modified herein, all terms, conditions and covenants of the
Agreement shall remain in full force and effect. L&W remains under no obligation to sell to Astor any more than the minimum Daily Average Volume
Per Month. This Second Amendment may be executed in multiple counterparts, all of which when taken together shall constitute one and the same instrument.

   IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first above written.

LUBE & WAX VENTURES, L.L.C.            ASTOR CORPORATION


By: /s/ R.E. Gemmer                    By: /s/ Joseph L. Sauve
    ---------------------------            ---------------------------
Name: R.E. Gemmer                      Name: Joseph L. Sauve
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Title:                                 Title: Vice President
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By: /s/ K.O. Johnson
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Name: K.O. Johnson
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Title:
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